Exhibit 23.1


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the following Registration Statements on Form S-8

 No. 333-47165 pertaining to the Precision Tune Stock Option Plan
 No. 333-47169 pertaining to the Precision Auto Care Employee Stock Option Plan No. 333-47171 pertaining to the Precision Auto Care, Inc. Director Stock Option Plan
 No. 333-85877 pertaining to the Precision Auto Care, Inc. 1998 Outside Directors' Stock Option Plan
 No. 333-85879 pertaining to the Precision Auto Care, Inc. 1999 Employee Stock Option and Restricted Stock Plan
 No. 333-39226 pertaining to the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan

and to the use of our report dated September 8, 2000, except for Note 15, as to which the date is October 11, 2000, included in the Annual Report on Form 10-K of Precision Auto Care, Inc. for the year ended June 30, 2001, with respect to the consolidated financial statements and schedule of Precision Auto Care, Inc. for the years ended June 30, 2000 and 1999, as amended, included in this Form 10-K/A.



                                                               Ernst & Young LLP


January 22, 2002
McLean, Virginia